UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 13, 2012

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor 8 Par-La-Ville Rd, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on June 13, 2012 the following matters were submitted to a vote of shareholders and received the following votes:

Proposal 1 – Election of Directors. All of the nominees were elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified.

Director:	Votes For	Votes Withheld

Ronald S. Lauder	104,290,544	193,156

Herbert A. Granath	101,191,356	3,292,344

Paul Cappuccio	104,337,744	145,956

Michael Del Nin	104,338,644	145,056

Charles R. Frank, Jr	104,338,144	145,556

Alfred W. Langer	104,264,853	218,847

Fred Langhammer	101,217,656	3,266,044

Bruce Maggin	101,217,456	3,266,244

Parm Sandhu	104,338,644	145,056

Adrian Sarbu	104,303,238	180,462

Duco Sickinghe	104,338,466	145,234

Kelli Turner	104,257,844	225,856

Eric Zinterhofer	98,727,205	5,756,495

Proposal 2 – Bye-law amendment: The proposal to amend the Company’s Bye-laws and the condition of its Memorandum to increase the authorized share capital of the Company from $9.6 million to $17.4 million by increasing the number of authorized shares of Class A Common Stock from 100,000,000 shares to 200,000,000 shares was approved.

For	Against	Abstain	Broker non-votes
106,928,987	193,181	13,453	0

Proposal 3 – Share issuance: The proposal to issue and sell shares of Class A Common Stock to Time Warner Media Holdings B.V. and RSL Capital LLC was approved.

For	Against	Abstain	Broker non-votes
104,471,693	11,715	292	2,651,923

Proposal 4 – Option Exchange Program: The employee stock option exchange program was approved.

For	Against	Abstain	Broker non-votes
97,127,385	7,354,723	1,592	2,651,923

Proposal 5 – Stock Incentive Plan Amendments: The amendments to the Company’s Amended and Restated Stock Incentive Plan were approved.

For	Against	Abstain	Broker non-votes
104,393,131	87,077	3,492	2,651,923

Proposal 6 – Selection of Auditors: Deloitte LLP was appointed as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2012 and the Directors, acting through the Audit Committee, were authorized to approve their fees.

For	Against	Abstain	Broker non-votes
107,112,350	11,989	11,284	0

Item 8.01	Other Events

The Company’s form of Restricted Stock Unit Award Agreement (the “RSU Agreement”), attached to this report as Exhibit 10.1, is incorporated herein by reference. The Company intends to use the RSU Agreement in connection with future issuances of restricted stock units to directors and employees pursuant to the Company’s Amended and Restated Stock Incentive Plan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Form of Restricted Stock Unit Award Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: June 13, 2012	/s/ David Sturgeon
David Sturgeon
Deputy Chief Financial Officer